Exhibit 99.1

Great Basin Scientific Closes $6.3 Million Public Offering of Units

Salt Lake City, February 24, 2016 – Great Basin Scientific, Inc. (NASDAQ: GBSN), a molecular diagnostics company, today announced it has closed its previously announced public offering of 39.2 million units at a public offering price of $0.16 per unit. The gross proceeds from the offering of the units were approximately $6.3 million. Each unit consists of one share of common stock and 1.5 Series E warrants. Each whole Series E warrant entitles the holder to acquire one share of common stock, subject to adjustment, at an exercise price of $0.25 per share for a period of five years following the date they first become exercisable. The Series E warrants will not be exercisable until at least one year from the date of issuance and exercise of the Series E warrants is subject to certain stockholder approval requirements.

Roth Capital Partners, served as the sole placement agent for the offering. After the placement agent’s fees and estimated offering expenses payable by the company, the company expects that the net proceeds from the sale of the units will be approximately $5.6 million. Great Basin intends to use the proceeds from the offering to fund its research and development, for sales and marketing expenses, to support the manufacture of additional analyzers, to expand its manufacturing capacity, and for general corporate purposes including working capital.

The shares of common stock and Series E warrants were offered by Great Basin Scientific, Inc. pursuant to a registration statement on Form S-1 (File No. 333-207761) previously filed with and subsequently declared effective by the Securities and Exchange Commission pursuant to the securities Act of 1933, as amended, and a further registration statement on Form S-1 (File No. 333-209608) filed with the SEC and automatically effective pursuant to Rule 462(b) under the Act. A prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. The shares of common stock issuable upon the exercise of the Series E warrants are not registered pursuant to the registration statements and will either be registered on a separate registration statement to be filed with the SEC or pursuant to an exemption from registration under the Act as provided in the Series E warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the company’s website at http://www.gbscience.com.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the amount and the intended use of proceeds from the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kate Ottavio Kent

ICR

203.682.8276

Kate.Ottavio-Kent@icrinc.com

Investor Relations Contact:

David Clair

ICR

646.277.1266

David.Clair@icrinc.com

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